Exhibit 99.1

AMERICAN FINANCE TRUST CLOSES ON FIRST TRANCHE OF PREVIOUSLY ANNOUNCED $1.3 BILLION OPEN-AIR SHOPPING CENTER ACQUISITION, CHANGES NAME TO THE NECESSITY RETAIL REIT “WHERE AMERICA SHOPS”, TO BEGIN TRADING AS RTL ON NASDAQ

44 Properties Acquired for $547 Million as part of Previously Announced 81 Property, $1.3 Billion Portfolio Acquisition

37 Remaining Properties Expected to Close by the End of the First Quarter

Name Change to The Necessity Retail REIT, New Stock Ticker ‘RTL’ to Begin Trading on February 15, 2022

NEW YORK – February 14, 2022 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today that the Company, through its operating partnership, completed the initial acquisition of 44 open-air shopping centers for a total of $547 Million, excluding closing costs (the “Closing”). The Closing is the first tranche of acquisitions from the previously announced definitive agreement to acquire a portfolio of 79 Power, Anchored and Grocery Centers and two single tenant properties (the “Transaction”) from certain subsidiaries of CIM Real Estate Finance Trust, Inc. for $1.3 billion, representing a 7.19% cash capitalization rate. The Company expects to acquire the remaining properties in the Transaction by the end of the first quarter, 2022. Upon completing the Transaction, the Company will be the preeminent REIT focused on Necessity-Based retail with a best-in-class portfolio that will comprise over 1,000 properties, 29 million square feet and $382 million in Pro-Forma1 annualized straight-line rent.

As previously announced, as of February 10, 2022 the Company’s name changed to The Necessity Retail REIT, Inc. “Where America Shops”. On February 15, 2022, the Company will begin trading under the new ticker “RTL”. Information about The Necessity Retail REIT, Inc. (“RTL”), including news, SEC Filings and portfolio information can be found on the Company’s website at www.necessityretailreit.com.

“Today’s acquisition of 44 open-air shopping centers featuring necessity-retail tenants makes this the ideal time to complete our rebranding to The Necessity Retail REIT,” said Michael Weil, CEO of RTL. “Together with the previously announced disposition of three office buildings leased to Sanofi, which we sold in January at a 6.38% cash capitalization rate, we are well on our way to being the leading REIT that is focused on assets leased to necessity-retail tenants. Upon completing the Transaction, approximately 43% of our Pro-Forma SLR will come from high-growth markets, primarily in the Sun Belt, and our portfolio will be increasingly representative of where America shops every day, including a significant concentration on desirable grocery-anchored shopping centers. We look forward to acquiring the remaining properties in the Transaction later this quarter.”

Strategic and Financial Rationale for the Transaction

•	Immediately Accretive to AFFO: Expected to be accretive immediately upon closing of the Transaction, adding significant scale and value with pandemic-tested assets

•	Amplified Scale: Strategic acquisition of a 9.5 million square foot, 81-property portfolio of power, anchored, and grocery centers acquired for $1.3 billion

•	Addition of Grocery Centers: 22% of Pro Forma multi-tenant SLR is derived from grocery centers, which is expected to enhance the desirability of the Company’s properties and ability to command strong rental rates

•	Office Concentration Reduced to 1%: Opportunistic and accretive $261 million disposition of non-core Sanofi office asset at a price more than $10 million above the original purchase price, reducing Pro Forma SLR derived from office assets to 1% from 7%

Pro Forma Metrics1

After closing the Transaction, AFIN will be the preeminent retail REIT focused on Necessity-Based properties, consisting of tenants where Americans shop every day. The Pro Forma portfolio will feature:

•	Real estate investments, at cost of approximately $5 billion, excluding closing costs
•	1,048 properties totaling 28.8 million square feet
•	Portfolio annualized straight-line rent of approximately $382 million
•	Portfolio occupancy of 92.3%
•	Multi-tenant occupancy of 89.5%, Executed Occupancy[2] Plus Leasing Pipeline[3] of 90.4%
•	Portfolio weighted-average remaining lease term of 7.5 years
•	Top ten tenant base that is 65% investment grade rated[4]
•	1% office exposure
•	The ten largest tenants are expected to be Truist (4% of annualized straight-line rent), Fresenius (3.9%), Mountain Express Oil Co. (3.5%), AmeriCold (3.4%), Home Depot (3.3%), PetSmart (2.6%), Stop & Shop (2.5%), Dick’s Sporting Goods (2.3%), Bob Evans (2.2%) and Best Buy (2.2%)
•	The ten largest industries are expected to be Discount Retail (8% of annualized straight-line rent), Gas/Convenience (7%), Specialty Retail (7%), Healthcare (6%), Grocery (5%), Quick Service Restaurant (5%), Home Improvement (5%), Retail Banking (5%), Apparel Retail (5%), Full-Service Restaurant (4%)

Name Change

As of February 10, 2022 the Company changed its name to “The Necessity Retail REIT, Inc.” and rebranded as “The Necessity Retail REIT Where America Shops.” Beginning February 15, 2022 the Company’s Class A common stock (“Common Stock”), 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) and 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock (“Series C Preferred Stock”) will begin trading on Nasdaq thereafter under the ticker symbols RTL, RTLPP and RTLPO, respectively.

Footnotes/Definitions

1 Pro Forma is as of September 30, 2021 and represents the combined AFIN and 81 property multi-tenant portfolio, including two single tenant assets for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent, acquired and under the PSA with certain subsidiaries of CIM Real Estate Finance Trust, Inc. as of September 30, 2021, excluding AFIN’s Sanofi office asset which was sold in January.

2 Executed Occupancy includes Occupancy as of a particular date as well as all leases fully executed by both parties as of the same date where the tenant has yet to take possession as of such date. For Q3’21 and as of November 1, 2021, there are 15 additional leases executed where rent commences over time between the fourth quarter of 2021 and the first quarter of 2022 totaling approximately 122,000 square feet.

3 For AFIN, Leasing Pipeline for Q3’21 includes i) all leases fully executed by both parties as of November 1, 2021, but after September 30, 2021 and (ii) all leases under negotiation with an executed LOI by both parties as of November 1, 2021. This represents six LOIs totaling approximately 19,000 square feet. No lease terminations occurred during this period. For the Transaction and Q3’21, includes a 13,000 SF Leasing Pipeline acquired in the Transaction. There can be no assurance that LOIs will lead to definitive leases that will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance.

4 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2021 and based on annualized straight line rent.

About The Necessity Retail REIT Where America Shops

The Necessity Retail REIT (Nasdaq: RTL) is a publicly traded real estate investment trust listed on Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about RTL can be found on its website at www.necessityretailreit.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “seek,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants, the assets under contract to be acquired including their respective tenants and the global economy and financial markets and that any potential future acquisition of property is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021 and all other filings with the SEC after that date as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports including in particular the Company’s Current Report on Form 8-K dated December 20, 2021 and describing additional facts and risk factors relating to the transaction described in this release. In particular, the transactions described in this release are subject to closing conditions, including conditions that are outside of the Company’s control, and the transactions described in this release may not be completed on the contemplated terms, or at all, or they may be delayed. The Company may not be able to obtain financing to acquire the remaining properties. Forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Non-GAAP Financial Measures

This release discussed the non-GAAP financial measure Adjusted Funds From Operations (“AFFO”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided on our press release furnished as Exhibit 99.1 with our Current Report on Form 8-K on November 3, 2021. In addition, please see the press release for statements as to why the Company believes that this measure is useful to investors and additional purposes for the Company’s use of this measure.

Contacts:

Investor Relations

ir@rtlreit.com

(866) 902-0063